EXHIBIT 10.9

AMENDMENT TO LEASE AGREEMENT

THIS AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of October 30, 2015, by and among HPT PSC PROPERTIES TRUST, a Maryland real estate investment trust, and HPT PSC PROPERTIES LLC, a Maryland limited liability company (collectively, "Landlord"), and TA OPERATING LLC, a Delaware limited liability company ("Tenant").

W I T N E S S E T H  :

WHEREAS, Landlord and Tenant (as successor by merger with Petro Stopping Centers, L.P.) are parties to that certain Lease Agreement, dated as of May 30, 2007, as amended (as so amended, the “Lease”); and

WHEREAS, pursuant to the Lease, HPT PSC Properties Trust leases to Tenant its leasehold interest in that certain property having an address at 1255 Route 414, Waterloo, New York, as further described on Exhibit A-22 to the Lease (the “Waterloo Leased Property”);

WHEREAS, as of the date of this Amendment, HPT PSC Properties Trust has acquired the fee interest in the Waterloo Leased Property from a third party and its leasehold interest in the Waterloo Leased Property has been merged with its fee title; and

WHEREAS, Landlord and Tenant wish to amend the Lease to reflect HPT PSC Properties Trust’s acquisition of the fee interest in the Waterloo Leased Property and to increase the Minimum Rent (this and other capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Lease) payable by Tenant under the Lease by One Million Two Hundred Seventy-Five Thousand and 00/100ths Dollars ($1,275,000.00) on account of HPT PSC Properties Trust’s additional investment in the Waterloo Leased Property;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Waterloo Leased Property. Landlord and Tenant hereby confirm that the Leased Property includes the Waterloo Leased Property.

2. Minimum Rent. The defined term “Minimum Rent” set forth in Section 1.66 of the Lease is hereby deleted in its entirety and replaced with the following:

“Minimum Rent” shall mean Sixty-Four Million Two Hundred Twenty-Four Thousand Three Hundred Sixty-Seven and 68/100ths Dollars ($64,224,367.68), subject to adjustment as provided in Section 3.1.1(b).

3. Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

4. Ratification. As amended hereby, the Lease is hereby ratified and confirmed.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, the parties have executed this Amendment as a sealed instrument as of the date above first written.

LANDLORD:

HPT PSC PROPERTIES TRUST

By:/s/ John G. Murray

John G. Murray

President and

Chief Operating Officer

HPT PSC PROPERTIES LLC

By:/s/ John G. Murray

John G. Murray

President and

Chief Operating Officer

TENANT:

TA OPERATING LLC

By:/s/ Mark R. Young

Mark R. Young

Executive Vice President and General Counsel

Reference is made to the Guaranty of Tenant’s obligations under the Lease dated May 30, 2007 given by TRAVELCENTERS OF AMERICA LLC, a Delaware limited liability company (the “Guarantor”) to Landlord.  Guarantor hereby confirms that all references in such Guaranty to the word “Lease” shall mean the Lease, as defined therein, as amended by the foregoing Amendment to Lease Agreement, and said Guarantor hereby reaffirms the Guaranty.

TRAVELCENTERS OF AMERICA LLC

By:  /s/ Mark R. Young

Mark R. Young

Executive Vice President and General Counsel

[Signature Page to Amendment to Lease Agreement]